UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 22, 2019

Forterra, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-37921	37-1830464
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

511 East John Carpenter Freeway, 6th Floor, Irving, TX	75062
(Address of Principal Executive Offices)	(Zip Code)

(469) 458-7973
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FRTA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Entry into Employment Agreements

On May 22, 2019, Forterra, Inc. (the “Company”) entered into employment agreements (the “Employment Agreements”) with Richard Hunter and Vikrant Bhatia (the “Executives”). The Employment Agreements are intended to align the compensation and benefits of the Executives with the Company’s other executive officers and standardize executive officer employment agreements across the Company.

The Employment Agreements entitle the Executives to the following annual base salaries: $450,000 for Richard Hunter and $425,000 for Vikrant Bhatia. Per the Employment Agreements, Mr. Hunter is eligible to earn an annual cash performance bonus in a target amount of not less than 100% and a maximum amount of 200% of his then annual base salary and Mr. Bhatia is eligible to earn an annual cash performance bonus in a target amount of not less than 75% and a maximum amount of 150% of his then annual base salary. The Employment Agreements also provide certain other benefits and perquisites, which are discussed in detail in the Employment Agreements.

In the event of a termination of an Executive’s employment as the result of his death or a termination by the Company due to disability, the Company will pay the Executive (i) the Executive’s base salary through the termination date, (ii) any unreimbursed business expenses, (iii) any annual bonus earned by the Executive for any calendar year completed prior to the termination date that remains unpaid, (iv) any amounts arising from the Executive’s participation in, or benefits under, any employee benefit plans or programs (items (i) through (iv) collectively, the “Accrued Rights”) and (v) any additional payments determined by the Board. In addition to the Accrued Rights, in the event of a termination by the Company without Cause or by the Executive for Good Reason, the Executive will receive (i) the Executive’s base salary payable in accordance with regular payroll practices for a period of 12 months, (ii) a lump sum performance bonus for the calendar year of termination pro-rated through the termination date and (iii) payment or reimbursement for the cost of up to one year of COBRA continuation coverage for the Executive and his or her covered dependents.

In the event of termination by the Company for Cause or by the Executive for no Good Reason, the Executive will only be entitled to receive the Accrued Rights.

The Employment Agreements also contain confidentiality, non-compete and non-solicitation provisions applicable during and following termination of employment.

The foregoing description is not a complete description of the Employments Agreements and is qualified in its entirety by reference to the full text of the Employments Agreements, a copy of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated by reference in this Item 5.02. Any capitalized terms not defined herein are defined in each of the Employment Agreements.

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 22, 2019, Forterra, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders. At the annual meeting, stockholders voted on the matters listed below, each of which was discussed in greater detail in the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 19, 2019 (the “Proxy Statement”). The final voting results with respect to each of these matters is set forth below:

Proposal No. 1 - Election of Directors
At the annual meeting, the Company’s stockholders elected the persons listed below as Class III directors for a three year term expiring at the Company’s 2022 annual meeting of stockholders.

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Clint McDonnough	53,150,536	3,387,376	5,196,155
John McPherson	53,460,217	3,077,695	5,196,155
Jacques Sarrazin	53,467,104	3,070,808	5,196,155

Proposal No. 2 - Ratification of Independent Registered Public Accounting Firm
The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending 2019.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
61,650,377	72,823	10,867	—

Proposal No. 3 - Non-Binding Vote on Executive Compensation
The Company’s stockholders, in a non-binding, advisory vote, approved the compensation paid to our named executive officers as disclosed in the Proxy Statement.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
50,749,404	5,720,320	68,188	5,196,155

Item 9.01 - Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated as of May 22, 2019, by and between the Company and Richard Hunter
10.2	Employment Agreement, dated as of May 22, 2019, by and between the Company and Vikrant Bhatia

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forterra, Inc.

/s/ Lori M. Browne
Lori M. Browne
Executive Vice President, General Counsel and Secretary
Date: May 23, 2019